AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ARRAYIT CORPORATION

ARTICLE I

NAME

The name of the Corporation is Arrayit Corporation (hereinafter, the “Corporation).

ARTICLE II

REGISTERED OFFICE AND AGENT

The name of the Corporation's resident agent in the State of Nevada is Inc. Plan of Nevada, and the street address of the said resident agent where process may be served on the Corporation is 613 Saddle River Court, Henderson, Nevada 89015. The mailing address and the street address of the said resident agent are identical.

ARTICLE III

POWERS

The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Nevada.

ARTICLE IV

TERM

The Corporation is to have perpetual existence.

ARTICLE V

CAPITAL STOCK

A.  Number and Designation.  The total number of shares of all classes that this Corporation shall have authority to issue shall be 105,000,000, of which 100,000,000 shall be shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shall be shares of preferred stock, par value $0.001 per share (“Preferred Stock”).  The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable.  The consideration for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such manner as the board of directors shall determine.  The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof.  In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive.  The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the corporation of such consideration.  In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

B.  Undesignated Common Stock.  Shares of Common Stock not at the time designated as shares of a particular series pursuant to this Article (V)(B) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series or without any distinctive designation.  The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series.  The board of directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation.

C.  Common Stock.  Except as provided in these Articles or the designation of any series or class of capital stock, the holders of the Common Stock shall exclusively posses all voting power.  Subject to the provisions of these Articles, each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having  preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation.

D.  Serial Preferred Stock.  Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to this Article (V)(D) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series.  The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series.  The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation.  Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

E.  Series A Convertible Preferred Stock.  There shall be a series of Convertible Preferred Stock designated as “Series A Convertible Preferred Stock.”  Such series is referred to herein as the “Series A Preferred Stock.”

1.  Amount.  The number of shares constituting Series A Preferred Stock shall be 4,500,000.

2.  Stated Capital.  The amount to be represented in stated capital at all times for each share of Series A Convertible Preferred Stock shall be $.001.

3.  Rank.  All shares of Series A Convertible Preferred Stock shall rank prior to all of the Corporation’s Common Stock, par value $.001 per share (the “Common Stock”), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4.  Dividends.  No dividends shall be payable to the holder of shares of Series A Convertible Preferred Stock.

5.  Liquidation Preference.

(a) The liquidation value of shares of this Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be $.001 per share.

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of this Series shall be entitled to receive the liquidation value of such shares held by them until the liquidation value of all shares of Series A Convertible Preferred Stock shall have been paid in full.  Upon payment in full of the liquidation value to which the holders of shares of the shares of Series A Convertible Preferred Stock are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Company.

(c) Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Company within the meaning of this Paragraph 5.

6.  Voting Rights.  Except as otherwise required by law, each share of outstanding Series A Convertible Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Series A Convertible Preferred Stock is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective.  Except as otherwise required by law or by these Articles, the holders of shares of Common Stock and Series A Convertible Preferred Stock shall vote together and not as separate classes.

7.  No Redemption.  The shares of Series A Convertible Preferred Stock are not redeemable.

8.  Conversion Provisions.

(a) Conversion at Option of the Holders.  Provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion, each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time on or after the date of issue, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of 9.6 shares of Common Stock for each full share of Series A Convertible Preferred Stock (“Conversion Ratio”).

(b) Mechanics of Conversion.  Any holder of shares of Series A Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock at the office of the transfer agent for the Series A Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

(c) Adjustments to Conversion Ratio. The Conversion Ratio shall be subject to adjustment as follows:

(i) In case the Company shall (A) pay a dividend or make a distribution in Common Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) reclassification or combination into a smaller number of shares, the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio thereafter shall be by multiplying the Conversion Ratio at which such shares of this Series were theretofore convertible by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or reclassification. (ii) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined in accordance with the provisions of subclause (iv) of this clause (d)) at the record date therefor (the “Current Market Price”), or in case the Company shall issue other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price; then the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio therefor shall be equal to the price determined by multiplying the Conversion Ratio at which shares of this Series were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, convertible or exchangeable securities, rights or warrants plus the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock (as determined in accordance with the provisions of subclause (iv) of this clause (d).  Such adjustment shall be made whenever such convertible or exchangeable securities rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such securities.  However upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Ratio pursuant to this subclause (ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Ratio shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Ratio made pursuant to the provisions of this clause (d) after the issuance of such rights or warrants) had the adjustment of the Conversion Ratio made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iii) In case the Company shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) shares of capital stock (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends) or rights to subscribe (excluding those referred to in subclause (ii) of this clause (d)), then in each such case the number of shares of Common Stock into which each share of this Series shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of this Series was theretofore convertible by a fraction of which the numerator shall be the number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock (as determined in accordance with the provisions of subclause (iv) of this clause (d)) on the date of such distribution and of which the denominator shall be the product of the number of outstanding shares of Common Stock and the Current Market Price per share of Common Stock, less the aggregate fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the transfer agent for the shares of this Series) of the capital stock, assets or evidences of indebtedness so distributed or of such subscription rights.  Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) For the purpose of any computation under subclause (ii) and (iii) of this clause (d), the Current Market Price per share of Common Stock at any date shall be deemed to be the average Sale Price for the thirty consecutive trading days commencing forty-five trading days before the day in question.  As used herein, “Sale Price” means the closing sales price of the Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by national Association of Securities Dealers Automated Quotation System and if not so reported then as reported by the Electronic Bulletin Board or the National Quotation Bureau Incorporated.

(v) No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase of at least 1% in the price then in effect; provided, however, that any adjustments which by reason of this subclause (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this paragraph 8 shall be made to the nearest cent.

(vi) In the event that, at any time as a result of an adjustment made pursuant to subclause (i) or subclause (iii) of this clause (d), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of this Series shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subclauses (i) through (v) of this clause (d), and the other provisions of this clause (d) with respect to the Common Stock shall apply on like terms to any such other shares.

(vii) Whenever the conversion rate is adjusted, as herein provided, the Company shall promptly file with the transfer agent for this Series, a certificate of an officer of the Company setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof.  Such certificate shall be conclusive evidence of the correctness of such adjustment.  The Company shall promptly cause a notice of the adjusted conversion rate to be mailed to each registered holder of shares of this Series.

(d) If any of the following events occur, namely (i) any reclassification or change (other than a combination of reclassification into a smaller number of shares) of outstanding shares of Common Stock issuable upon conversion of shares of this Series (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision) or (ii) any consolidation or merger to which the Company is a party (other than a consolidation or merger to which the Company is the continuing corporation and which does not result in any classification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision) in, outstanding shares of Common Stock); then the Company or such successor, as the case may be, shall provide in its Certificate of Incorporation that each share of this Series shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock issuable upon conversion of each such share of this Series immediately prior to such reclassification, change, consolidation or merger.  Such Certificate of Incorporation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in clause (d).  The Company shall cause notice of the execution of any such event contemplated by this paragraph to be mailed to each holder of shares of this Series As soon as practicable.

The above provisions of this clause (d) shall similarly apply to successive reclassifications, consolidations and mergers.

(e)  By duly adopted resolution of its board of directors, the Company at any time may increase the Conversion Ratio, temporarily or otherwise, by any amount, but in no event shall such Conversion Ratio require the issuance of Common Stock for less than the par value of the Common Stock at the time such reduction is made.

Whenever the Conversion Ratio is increased pursuant to this subclause (e), the Company shall mail to the holders a notice of the increased Conversion Ratio.  The notice shall state the increased Conversion Ratio and the period it will be in effect.

An increase in the Conversion Ratio does not change or adjust the Conversion Ratio otherwise in effect for purposes of subclauses (b) and (c) of this paragraph 8.

9.  Protective Provisions.

(a) Reservation of Shares; Transfer Taxes; Etc.  Provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion, the Corporation shall at all times serve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding.  The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be.  If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(b) Class Voting Rights.  So long as the Series A Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding Series A Convertible Preferred Stock voting separately as a class, (i) Amend, alter or repeal (by merger or otherwise) any provision of the Articles of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Series A Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Series A Convertible Preferred Stock.  A class vote on the part of the Series A Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation’s Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series A Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

The affirmative vote or consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Series A Convertible Preferred Stock and (ii) the Series A Convertible Preferred Stock is, after such merger, consolidation or compulsory share exchange on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Series A Convertible Preferred Stock as may have been created with the affirmative vote or consent of the holders of at least 66-2/3% of the Series A Convertible Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

10.  Outstanding Shares.  For purposes of these Articles, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series A Convertible Preferred Stock, all shares of Series A Convertible Preferred Stock converted into Common Stock; (ii) the effective date of a recapitalization referred to in clause 8(c), and (iii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

F.  Series B Convertible Preferred Stock.  There shall be a series of Preferred Stock designated as “Series B Convertible Preferred Stock.”  Such series is referred to herein as the “Series B Convertible Preferred Stock.”

1.  Amount.  The number of shares constituting such series shall be 100,000.

2.  Stated Capital.  The amount to be represented in stated capital at all times for each share of Series B Convertible Preferred Stock shall be $.001.

3.  Rank.  All shares of Series B Convertible Preferred Stock shall rank prior to all of the Corporation’s Common Stock, par value $.001 per share (the “Common Stock”), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4.  Dividends.  No dividends shall be payable to the holders of shares of Series B Convertible Preferred Stock.

5.  Liquidation Preference.

(a)  The liquidation value of shares of this Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be $.001 per share.

(b)  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of this Series shall be entitled to receive the liquidation value of such shares held by them until the liquidation value of all shares of Series B Convertible Preferred Stock shall have been paid in full.  Upon payment in full of the liquidation value to which the holders of shares of the shares of Series B Convertible Preferred Stock are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Company.

(c)  Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Company within the meaning of this Paragraph 5.

6.  Voting Rights.  Except as otherwise required by law, each share of outstanding Series B Convertible Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Series B Convertible Preferred Stock is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective.  Except as otherwise required by law or by this Certificate, the holders of shares of Common Stock and Series B Convertible Preferred Stock shall vote together and not as separate classes.

7.  No Redemption.  The shares of Series B Convertible Preferred Stock are not redeemable.

8.  Conversion Provisions.

(a)  Conversion at Option of Holders.  Provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion, each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time on or after issuance, into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion; provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion of all outstanding shares of Series C Preferred Stock.  The initial “Conversion Ratio” for the Series B Preferred Stock is 150:1.  The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7.

For the purpose of these Certificate of Designation, the term “Common Stock” shall initially mean the class designated as Common Stock, par value $.001 per share, of the Corporation as of August 8, 2004 subject to adjustment as hereinafter provided.

(b)  Mechanics of Conversion.  Any holder of shares of Series B Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Series B Convertible Preferred Stock at the office of the transfer agent for the Series B Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

(c)  Adjustment of Conversion Ratio.  The Conversion Ratio for each share of Series B Preferred Stock and the kind of securities issuable upon the conversion of any share of Series B Preferred Stock shall be adjusted from time to time as follows:

(i)  Subdivision or Combination of Shares.  If the Corporation at any time effects an increase in the number of outstanding shares of Common Stock by subdivision, the Conversion Ratio shall be increased in the same proportions as the Common Stock is subdivided, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision which gives rise to the adjustment.  If the Corporation at any time effects a decrease in the number of outstanding shares of Common Stock by combination or any other means, the Conversion Ratio shall remain the same and unchanged.

(ii)  Reclassification, Consolidation or Merger.  If at any time, as a result of (A) a capital reorganization or reclassification (other than a subdivision or combination which gives rise to an adjustment of the Conversion Ratio pursuant to Section 7(d)(i)); or (B) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series B Preferred Stock (or of any securities into which the Series B Preferred Stock is changed or for which the Series B Preferred Stock is exchanged), so that: (x) the holders of Series B Preferred Stock or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series B Preferred Stock or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series B Preferred Stock immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (y) the Series B Preferred Stock or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 7(d).  No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 7(d)(ii).  The provisions of this Section 7(d)(ii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

(iii)  Other Action Affecting Common Stock.  If at any time the Corporation takes any action affecting its Common Stock which, in the opinion of the Board of Directors of the Corporation, would have an adverse effect upon the Conversion Rights of the Series B Preferred Stock and the foregoing conversion ratio adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the Conversion Rights, then the Conversion Ratio and the kind of securities issuable upon the conversion of Series B Preferred Stock shall be adjusted to preserve, without dilution, the Conversion Rights in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

(iv)  Notice of Adjustments.  Whenever the Conversion Ratio or the kind of securities issuable upon the conversion of any one of or all of the Series B Preferred Stock shall be adjusted pursuant to Sections 8(c)(i) - (iii) above, the Corporation shall make a certificate signed by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Conversion Ratio and the kind of securities issuable upon the conversion of the Series B Preferred Stock after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Series B Preferred Stock promptly after each adjustment.

(d)  Increase of Conversion Ratio.  By duly adopted resolution of its board of directors, the Company at any time may increase the Conversion Ratio, temporarily or otherwise, by any amount, but in no event shall such Conversion Ratio require the issuance of Common Stock for less than the par value of the Common Stock at the time such reduction is made.

Whenever the Conversion Ratio is increased pursuant to this subclause (d), the Company shall mail to the holders a notice of the increased Conversion Ratio.  The notice shall state the increased Conversion Ratio and the period it will be in effect.

9.  Protective Provisions.

(a)  Reservation of Shares; Transfer Taxes; Etc.  Provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion, the Corporation shall at all times serve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series B Convertible Preferred Stock from time to time outstanding.  The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series B Convertible Preferred Stock.

If any shares of Common Stock required to be reserved for purposes of conversion of the Series B Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be.  If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock.

The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Convertible Preferred Stock.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Series B Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(b)  Class Voting Rights.  So long as the Series B Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding Series B Convertible Preferred Stock voting separately as a class, (i) Amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series B Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Series B Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Series B Convertible Preferred Stock.  A class vote on the part of the Series B Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation’s Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series B Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

The affirmative vote or consent of the holders of a majority of the outstanding Series B Convertible Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Series B Convertible Preferred Stock and (ii) the Series B Convertible Preferred Stock is, after such merger, consolidation or compulsory share exchange on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Series B Convertible Preferred Stock as may have been created with the affirmative vote or consent of the holders of at least 66-2/3% of the Series B Convertible Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

10.  Outstanding Shares.  For purposes of this Certificate of Designation, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series B Convertible Preferred Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock; (ii) the effective date of a Recapitalization Event defined in clause 8(b), and (iii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

11.  Preemptive Rights.  The Convertible Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

G.  Series C Convertible Preferred Stock

1.  DESIGNATION.  This series of Preferred Stock shall be designated “Series C Convertible Preferred Stock.”  Such series is referred to herein as the “Series C Preferred Stock.”

2.  NUMBER OF SHARES AND PAR VALUE.  The number of shares constituting the Series C Preferred Stock shall be equal to 103,143.  Each share of the Series C Preferred Stock shall have $.001 par value.

3.  RELATIVE SENIORITY.  The Series C Preferred Stock shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, rank (a) pari passu with the Common Stock (as defined below) of the Corporation and with any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank pari passu with the Series C Preferred Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation; and (b) junior to any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank senior to the Series C Preferred Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation.  The term “COMMON STOCK” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation.

4.  NO LIQUIDATION PREFERENCE.  In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of any series of Preferred Stock, having a priority on liquidation superior to that of the Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to participate with the Common Stock in all of the remaining assets of the Corporation available for distribution to its stockholders, ratably with the holders of Common Stock in proportion to the number of shares of Common Stock held by them, assuming for each holder of Series C Preferred Stock on the record date for such distribution that each holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series C Preferred Stock then held by such holder are then convertible.  A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 4, shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

5.  VOTING RIGHTS.  Except as otherwise required by law, each share of outstanding Series C Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Series C Preferred Stock is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective.  Except as otherwise required by law or by this Certificate, the holders of shares of Common Stock and Series C Preferred Stock shall vote together and not as separate classes.

6.  DIVIDENDS AND DISTRIBUTIONS.  If any dividend or other distribution payable in cash, securities or other property, including a dividend payable in shares of Common Stock, is declared on the Common Stock, each holder of shares of Series C Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series C Preferred Stock then held by such holder are then convertible.  No dividend or other distribution shall be declared or paid on the Common Stock unless an equivalent dividend or other distribution that satisfies this Section 6 is declared or paid on the Series C Preferred Stock.

7.  CONVERSION.  The holders of the Series C Preferred Stock shall have conversion rights as follows:

(a)  Conversion Ratio.  The holder of each share of Series C Preferred Stock shall have the right (the “Conversion Right”), at such holder’s option, to convert such share, without cost, on the terms and at the times specified in this Section 7, into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion; provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion of all outstanding shares of Series C Preferred Stock.  The initial “Conversion Ratio” for the Series C Preferred Stock is 350:1.  The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7.

(b)  Shares Eligible for Conversion.  The below specified number of shares of Series C Preferred Stock shall be eligible for conversion during each successive 90 days, commencing 90 days after the effective date of an increase in the number of authorized but unissued shares of Common Stock sufficient to issue upon conversion of all outstanding shares of Series C Preferred Stock.

The number of Series C Preferred Shares eligible for conversion during each 90 day period is 10% (ten percent) of the original number of shares of Series C Preferred Stock issued to each original holder (“Eligible Shares”).  Any Eligible Shares not converted during any 90 day period may not be cumulated and carried forward to the next 90 day period.  Any subsequent owner or holder of all or any part of Series C Preferred Stock shall be subject to the same eligibility provisions applicable to the original holder of such shares.

(c)  Mechanics of Conversion.  A holder of any share of Series C Preferred Stock may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, together with a written notice to the Corporation which shall state: (A) that such holder elects to convert the same, (B) the number of shares issued to the original holder of such shares; and (C) the number of Eligible Shares and the number of shares of Series C Preferred Stock being converted.  Thereupon the Corporation shall promptly issue and deliver to the holder of such shares a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Common Stock.  If the certificate evidencing the Series C Preferred Stock being converted shall also evidence shares of Series C Preferred Stock not being converted, then the Corporation shall also deliver to the holder of such certificate a new stock certificate evidencing the Series C Preferred Stock not converted.  The conversion of any shares of Series C Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date that the shares of Series C Preferred Stock to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  Any dividends or distributions declared but unpaid at the time of conversion with respect to the Series C Preferred Stock so converted, including any dividends declared on the Common Stock to which the Series C Preferred Stock is entitled pursuant to Section 6 above, shall be paid to the holder of Common Stock issued upon conversion of the Series C Preferred Stock upon the payment date therefore.

The Corporation shall give written notice to each holder of a share of Series C Preferred Stock promptly upon the liquidation, dissolution or winding up of the Corporation, and not more than fifty (50) nor less than twenty (20) days before the anticipated date of consummation of any acquisition of the Corporation or any sale of all or substantially all of the assets of the Corporation and no such acquisition of the Corporation or sale of assets shall be effective until such notice shall have been given.

(d)  Adjustment of Conversion Ratio.  The Conversion Ratio for each share of Series C Preferred Stock and the kind of securities issuable upon the conversion of any share of Series C Preferred Stock shall be adjusted from time to time as follows:

(i)  Subdivision or Combination of Shares.  If the Corporation at any time effects an increase in the number of outstanding shares of Common Stock by subdivision, the Conversion Ratio shall be increased in the same proportions as the Common Stock is subdivided, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision which gives rise to the adjustment.  If the Corporation at any time effects a decrease in the number of outstanding shares of Common Stock by combination or any other means, the Conversion Ratio shall remain the same and unchanged.

(ii)  Reclassification, Consolidation or Merger.  If at any time, as a result of (A) a capital reorganization or reclassification (other than a subdivision or combination which gives rise to an adjustment of the Conversion Ratio pursuant to Section 7(d)(i)); or (B) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series C Preferred Stock (or of any securities into which the Series C Preferred Stock is changed or for which the Series C Preferred Stock is exchanged), so that: (x) the holders of Series C Preferred Stock or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series C Preferred Stock or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series C Preferred Stock immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (y) the Series C Preferred Stock or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 7(d).  No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 7(d)(ii).  The provisions of this Section 7(d)(ii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

(iii)  Other Action Affecting Common Stock.  If at any time the Corporation takes any action affecting its Common Stock which, in the opinion of the Board of Directors of the Corporation, would have an adverse effect upon the Conversion Rights of the Series C Preferred Stock and the foregoing conversion ratio adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the Conversion Rights, then the Conversion Ratio and the kind of securities issuable upon the conversion of Series C Preferred Stock shall be adjusted to preserve, without dilution, the Conversion Rights in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

(iv)  Notice of Adjustments.  Whenever the Conversion Ratio or the kind of securities issuable upon the conversion of any one of or all of the Series C Preferred Stock shall be adjusted pursuant to Sections 7(d)(i) - (iii) above, the Corporation shall make a certificate signed by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Conversion Ratio and the kind of securities issuable upon the conversion of the Series C Preferred Stock after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Series C Preferred Stock promptly after each adjustment.

(e)  Full Consideration.  All shares of Common Stock which shall be issued upon the conversion of any Series C Preferred Stock (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable.  The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common Stock which shall be issued upon the conversion of any Series C Preferred Stock will, upon issuance and without cost to the recipient, be free from all pre-emptive rights, taxes, liens and charges with respect to the issue thereof.

(f)  No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

(g)  Cancellation of Series C Preferred Stock.  No share of Series C Preferred Stock acquired by the Corporation upon conversion, redemption or purchase shall be reissued and all such shares shall be canceled, retired and returned to the status of authorized and unissued shares of undesignated preferred stock.  The Corporation may take such appropriate corporate action to reduce the authorized number of Series C Preferred Stock accordingly.

8.  PROTECTIVE PROVISIONS.  In addition to any other rights provided by law, so long as at least one share of Series C Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series C Preferred Stock voting together as a single class:

(a)  amend or repeal any provision of the Corporation’s Articles of Incorporation, Bylaws or this Certificate of Designation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

(b)  increase or decrease (other than by conversion) the total number of authorized shares of Series C Preferred Stock;

(c)  create or issue any series or class, reclassify any authorized capital stock of the Corporation into stock of any series or class, increase the authorized or issued amount of any class or series of stock, or authorize, create, issue or reclassify any obligation or security convertible or exchangeable into or evidencing a right to purchase capital stock of any class or series, that ranks prior to the Series C Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up;

(d)  issue any Common Stock after the date on which Series C Preferred Stock has been last issued and sold, whether or not subsequently reacquired or retired by the Corporation, for a consideration per share less than fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation) at such issuance or deemed issuance other than: (1) shares of Common Stock issued in transactions giving rise to adjustments under Sections 7(d)(i) or (ii) above, (2) shares of Common Stock issued upon conversion of shares of Series C Preferred Stock, or (3) shares issued upon the conversion of Convertible Securities (as defined below) if the issuance of such Convertible Securities did not violate Section 8(e) below;

(e)  issue any Convertible Securities with respect to which the Effective Price is less than the fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation), at such issuance or deemed issuance.  “CONVERTIBLE SECURITIES” means all rights or options for the purchase of, or stock or other securities convertible into, Common Stock (other than Common Stock issued for the purposes set forth in Sections 8(d)(1) or (2) above) or other Convertible Securities, whenever and each time issued.  The “EFFECTIVE PRICE” with respect to any Convertible Securities means the result of dividing: (1) the sum of (x) the total consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus (y) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities (assuming that the full amount of securities issuable upon exercise or conversion are issued), plus (z) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by: (2) the maximum number of Common Stock (other than Common Stock issued for the purposes set forth in Sections 8(d)(1) or (2) above) issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities; or

(f)  sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

9.  SEVERABILITY OF PROVISIONS.  If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations, and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

H.  Certain Definitions.  As used in these Articles, the following terms shall have the following respective meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person.  For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term “controlling” and “controlled” having meanings correlative to the foregoing.

“Common Shares” shall mean any stock of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.  However, Common Shares issuable upon conversion of shares of this series shall include only shares of the class designated as common Shares as of the original date of issuance of shares of this Series, or shares of the Company of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

ARTICLE VI

PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VII

REPURCHASE OF SHARES

The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

A.  No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

B. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

C.  There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

D.  Meetings of stockholders may be held at such place as the bylaws may provide.

ARTICLE IX

NOTICE FOR NOMINATIONS AND PROPOSALS

A.  Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of not less than thirty days or more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

B.  Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

C.  The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

ARTICLE X

DIRECTORS

A.  Number; Vacancies.  The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action.  Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this Article X.

B.  Classified Board.  The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock) shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first meeting of the board of directors of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

C.  Increase and Reduction in Directors.  Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

D.  Directors Elected by Preferred Stockholders.  Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Article X.  Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

E.  In furtherance, but not in limitation of the powers conferred by statute, the board of directors is expressly authorized to do the following:

(a)  Designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation and such number of natural persons who are not directors as the board of directors shall designate, which to the extent provided in the Resolution, or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation.

(b)  As provided by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason.  The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

(c)  As provided by Nevada Revised Statutes 78.207, without repeating the section in full here, the board of directors shall have the authority to change the number of shares of any class or series, if any, of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change by a resolution adopted by the board of directors, without obtaining the approval of the stockholders.

(d)  If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof.  The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are not adversely affected by the increase or decrease.

(e) Special meetings of the stockholders may be called only by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors.

(f)  Change the name of the Corporation at any time and from time to time to any name authorized by Nevada Revised Statutes 78.039.

ARTICLE XI

REMOVAL OF DIRECTORS

Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.  Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.

ARTICLE XII

INDEMNIFICATION

Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding and, if so requested, the Corporation shall advance (within two business days of such request) any and all such expenses to the person indemnified; provided, however, that (i) the foregoing obligation of the Company shall not apply to a claim that was commenced by the person indemnified without the prior approval of the Board of Directors. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

ARTICLE XIII

LIMITATIONS ON DIRECTORS' LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (A) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (B) the payment of distributions in violation of Nevada Revised Statutes Sec.78.300.  If the General Corporation law of the State of Nevada is amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIV

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors.

ARTICLE XV

AMENDMENT OF ARTICLES OF INCORPORATION

Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.